Exhibit 10.1

SECOND AMENDMENT TO OPTION AGREEMENT
BETWEEN PASSPORT POTASH, INC. AND TWIN BUTTES RANCH, LLC

THIS SECOND AMENDMENT TO OPTION AGREEMENT (this "Second Amendment") is made effective this 20th day of August, 2013, by and between TWIN BUTTES RANCH, LLC an Arizona limited liability company ("Optionor"), and PASSPORT POTASH, INC., a British Columbia corporation ("Optionee").

RECITALS

1.   Optionor and Optionee entered into an Option Agreement, dated August 28, 2009 ("Option Agreement"), pursuant to which Optionor granted the option to purchase certain real property described therein to Optionee.

2.   Optionor and Optionee entered into an Amendment Agreement, dated December 4, 2009 (the "Amendment"), amending certain provisions of the Option Agreement.

3.   Optionor and Optionee desire to further amend the Option Agreement and enter into this Second Amendment Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.   Amendment 1. Paragraph 1 shall be amended as follows (to be inserted after Paragraph 1(iv)):

"(v)     A payment in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS (US$250,000) to be paid on the earlier of (i) within (30) days of closing its next round of financing which is a minimum of FIVE MILLION DOLLARS (U.S.)($5,000,000), or (ii) December 1, 2013. Optionor and Optionee expressly agree that this obligation shall survive any early termination of the Option by Optionee or a termination resulting from an uncured breach by Optionee under the terms of the Option Agreement. Although Optionor is granting the Optionee the ability to pay this Option Payment in arrears (since it is not made at the signing of the Second Amendment), it should be clear that it is not an elective payment, but an obligation of Optionee once the Second Amendment is signed; and

(vi)    A payment in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (U.S.)($250,000) on August 28, 2014; and

(vii)   A payment in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (U.S.)($250,000) on May 1, 2015."

2.   Amendment 2. Paragraph 2 shall be amended as follows:

"2.      Expiration. This Option shall expire at 5:00 p.m., Arizona time, on January 6, 2016, or such other time as is mutually acceptable and agreed to by Optionor and Optionee in writing, unless earlier terminated as a result of an uncured breach by Optionee under the terms of the Option Agreement."

3.   Amendment 3. Paragraph 13 shall be amended as follows:

"13.    Notices. All notices, requests, demands or other communication required or permitted under this Agreement must be in writing and shall be effective on the earlier of either (i) the date received by such party if delivered via hand delivery; or (ii) forty eight (48) hours after the date if sent via registered or certified mail, return receipt requested, postage and fees prepaid and addressed as follows:

If to Optionor	Michael R. Fitzgerald, Manager Twin Buttes Ranch, LLC 25020 Hwy. 145 Dolores, CO 81323
with a copy to:	Olsen Smith, Ltd. 301 East Virginia Avenue, Suite 3300 Phoenix, Arizona 85004 Attn: James J. Rossie, Jr., Esq.
If to Optionee:	Joshua Bleak, President Passport Potash, Inc. 608-1199 West Pender Street Vancouver, British Columbia V6E 2R1
with a copy to:	McMillan LLP 1500 Royal Center P.O. Box 11117 1055 West Georgia Street Vancouver, B.C. V6E 4N7 Attn: Ms. Linda Hogg"

4.   As a material inducement to Optionor to enter into this Second Amendment Agreement, Optionee agrees to reimburse Optionor, without offset, for such attorney fees as may be incurred by Optionor in connection with the preparation and negotiation of this Second Amendment Agreement., within fifteen (15) days following receipt of an invoice evidencing the incurrence of such fees.

5.   Except as provided in this Second Amendment Agreement, all other terms and conditions of the Option Agreement, Amendment, and Mining Lease, shall continue to have the same effect and force as though the parties had not entered into this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

OPTIONOR:	OPTIONEE:
TWIN BUTTES RANCH, LLC an Arizona limited liability company	PASSPORT POTASH, INC., a British Columbia corporation

By: /s/ Michael R. Fitzgerald____ MICHAEL R. FITZGERALD, Manager	By: /s/ John Eckersley____________ JOHN ECKERSLEY, Executive Vice President, Director